Exhibit 10.3

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential. [***] indicates that information has been omitted.

PARTICIPATION AGREEMENT

This PARTICIPATION AGREEMENT (this “Agreement”) is made as of the 13th day of May, 2026 (“Effective Date”) between A&P Senior Investors, L.P., a New York limited partnership, having an address at c/o Lorimer Capital L.P., 41 Madison Avenue, Suite 3122, New York, New York 10010 (the “Participating Lender”), and the participant identified on Exhibit A attached hereto and made a part hereof (the “Participant”).

W I T N E S S E T H:

WHEREAS, Participating Lender, made a certain mortgage loan in the principal amount of up to $[***] (“Loan”) to Warren at Bay LLC, a New Jersey limited liability company having an address at [***] (the “Borrower”).

WHEREAS, the Loan is evidenced by that certain Mortgage Note dated as of the date hereof, made by Borrower in favor of Participating Lender in the principal amount of up to $[***] (together with all amendments, modifications, renewals, substitutions and replacements thereof, collectively the “Note”), and by that certain Loan Agreement dated as of the date hereof, executed by Borrower and Lender (the “Loan Agreement”);

WHEREAS, the Loan is secured by, among other things, that certain Mortgage and Security Agreement dated as of the date hereof, made by Borrower in favor of Participating Lender (together with all amendments, modifications, renewals, substitutions and replacements thereof, collectively the “Mortgage”);

WHEREAS, certain obligations of the Borrower are guaranteed by [***], an individual, and [***], an individual, and [***], a Delaware limited liability company (collectively, the “Standard Guarantors”) pursuant to the terms of that certain Guaranty of Completion and that certain Guaranty of Carry Obligations, each dated as of the date hereof, executed by the Standard Guarantors in favor of the Participating Lender (as amended and in effect from time to time, collectively the “Guaranty”);

WHEREAS, in addition to the execution of the Guaranty, the Standard Guarantors, [***], an individual, and [***], an individual (together with the Standard Guarantors, collectively, the “Guarantor”) and the Borrower executed an Indemnity Agreement (Carve-Out Events for Non-Recourse Loans) dated as of the date hereof in favor of the Participating Lender (as amended and in effect from time to time (the “Indemnity Agreement”) and the Standard Guarantors and the Borrower executed an Environmental Indemnity Agreement dated as of the date hereof in favor of the Participating Lender (as amended and in effect from time to time (the “Environmental Indemnity Agreement”);

WHEREAS, Participating Lender has obtained a loan from [***] (hereinafter, the “Note-on-Note Lender”) in the principal amount of up to $[***] (such loan is herein referred to as the “Note-on-Note”), which Note-on-Note is secured by a pledge of Participating Lender’s interest in the Loan as collateral for Participating Lender’s obligations to the Note-on-Note Lender with respect to the Note-on-Note (the “Note-on-Note Pledge”); and

WHEREAS, the Participant desires to purchase from the Participating Lender, and the Participating Lender desires to sell, transfer, convey, assign and grant to the Participant, an undivided participation interest in and to that portion of the Loan evidenced by the Note, the Mortgage, the Guaranty, the Indemnity Agreement and the Environmental Indemnity Agreement and all other documents executed in connection with the Loan (collectively, the “Loan Documents”) in the percentages of the Loan specified in Exhibit A attached hereto and made part hereof, on the terms and conditions set forth herein;

NOW, THEREFORE, the Participating Lender and the Participant, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, do hereby agree as follows:

1. Participation Interest. Subject to the terms and conditions of this Agreement, the Participating Lender hereby assigns, sells, transfers, grants and conveys to the Participant, without recourse or warranty except as otherwise expressly set forth herein, and the Participant hereby purchases, accepts and assumes from the Participating Lender, an undivided participation interest in the Loan (individually, a “Participating Interest”) in the percentage shown on Exhibit A attached hereto and on the Participation Certificate (as defined herein) (the “Participant’s Pro Rata Share”), including all rights, benefits and obligations related thereto arising under the Loan Documents (the sum that Participant is paying for its Participating Interest being referred to hereinafter as the “Participation Amount”). Except as otherwise expressly provided herein, including without limitation as provided in Section 20 below with regard to the Note-on-Note and subject to the Note-on-Note Pledge, the Participant’s Interest in the Loan and the respective interests in the Loan of all other participants and assignees from the Participating Lender (“Other Participants”), if any, as well as the interest retained by the Participating Lender in the Loan and related rights, benefits and obligations (the Participating Interest, the Participating Lender’s interest, and all Other Participants’ interests in the Loan and related rights are each referred to herein as an “Interest”), shall be of equal priority with one another, and except with respect to the Note-on-Note Pledge, no party with respect to the Loan shall have any priority over any other party unless otherwise agreed to by or among the parties in writing. This Agreement, including without limitation Participant’s funding obligations hereunder, shall be effective from and after the Effective Date. Notwithstanding anything contained herein to the contrary, all legal right, title and interest in and to the ownership of the Loan shall remain with the Participating Lender, subject to the Note-on-Note and the Note-on-Note Pledge.

2. Purchase of Participating Interest; Payments to Participating Lender.

(a) As consideration of the sale of the Participating Interest in the Loan, the Participant shall pay Participating Lender the purchase price set forth on Exhibit A (the “Purchase Price”), resulting in the Participant’s Pro Rata Share in the Loan as set forth on Exhibit A. The Purchase Price shall be paid as set forth in Section 2(b) below. As evidence thereof, Participating Lender shall execute and deliver to the Participant a participation certificate attached hereto as Exhibit B (the “Participation Certificate”), containing the terms of the participation and confirming and evidencing the participation in the Loan sold to the Participant.

(b) Participant shall advance the Participation Amount on the date hereof to Participating Lender. A portion of the Participation Amount in the amount of $[***] (the “Participant Reserve Deposit”) shall be deposited into a reserve account held by Participating Lender (the “Participant Reserve Account”). In addition to the Participant Reserve Deposit, all Interest Advance Funds (as defined in the Loan Agreement), Interest Reserve Deposits (as defined in the Loan Agreement) and any other interest deposits and/or interest payments by the Borrower (collectively, “Interest Funds”) actually received by Participating Lender which are allocable to Participant’s Pro Rata Share of the Loan, shall be promptly deposited by Participating Lender into the Participant Reserve Account. The Participation Amount shall accrue interest in an amount equal to eight percent (8%) per annum (the “Interest Coupon”), which Interest Coupon shall be payable by Participating Lender to Participant in arrears on the first day of each calendar quarter from amounts on deposit in the Participant Reserve Account. In addition to the Interest Coupon, the Participation Amount shall accrue interest in an amount equal to four percent (4%) per annum, which amount shall accrue and compound annually (the “Interest Promote”), which Interest Promote shall be payable in kind by Participating Lender to Participant upon repayment in full of the Loan. Other than in connection with a breach by Participating Lender of the terms set forth in this Section 2(b), Participating Lender shall have no obligation to make the payments to Participant in this Section 2(b) if there are insufficient funds in the Participant Reserve Account. Upon repayment in full of the Loan, in the event that there are additional funds remaining in the Participant Reserve Account after payment of the Interest Coupon and Interest Promote, such remaining funds will be distributed solely to Participating Lender.

(c) All amounts payable by the Participant pursuant to the terms of this Agreement shall be paid by the Participant to the Participating Lender pursuant to the wire transfer instructions attached hereto as Exhibit C or to such other address and account as the Participating Lender may designate to the Participant in accordance with the notice provisions herein. Payments to the Participating Lender shall be made in immediately available funds without set-off, counterclaim or deduction of any kind whatsoever.

(d) Subject to the terms of Section 20, in partial consideration for having sourced, underwritten, closed, and initially serviced the Loan, the Participating Lender shall retain the origination fee, exit fee, processing fees, underwriting fees and any extension fees (if applicable) on the Loan paid or to be paid by the Borrower (collectively, the “Underwriting Fee”).

(e) Subject to the terms of Section 20, upon receiving full and final payment of all of the amounts owed under the Loan Documents from Borrower to the Participating Lender and termination of the Loan Agreement, the Participating Lender shall disburse the cash received by Participating Lender from the Borrower allocable to the Participant’s Participating Interest (less the Underwriting Fee) in the following order and manner:

(i) First, to the Participant, until the Participant’s Participation Amount has been paid in full;

(ii) Second, to the Participant, until the Participant receives all Interest Coupon payments to which Participant is entitled pursuant to Section 2(b) above;

(iii) Third, to the Participant, until the Participant receives its Interest Promote; and

(iv) Fourth, to the extent any cash is remaining to be distributed, such cash shall be distributed to the Participating Lender.

3. Payments to Participant. At the election of the Participating Lender, all payments by the Participating Lender under this Agreement shall be made to the Participant by check sent via U.S. Mail or electronic or wire transfer of immediately available funds to the location and for the account set forth on Exhibit D attached hereto or to such other address and account as the Participant may designate to the Participating Lender in accordance with the notice provisions herein; provided, however, that if the Participating Lender receives any amounts from the Borrower or for the account of the Borrower in funds other than immediately available funds, then the Participating Lender may make payments to the Participant therefrom in the same type of funds as received.

(a) Distributions. Subject to the terms of Section 20, the Participating Lender will receive and hold in accordance with the terms hereof all payments on account of the Loan for the benefit of itself and the Participant to the extent of their respective Interests in the Loan.

(b) Recovered Payments. If the Participating Lender is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made to the Participating Lender in respect of the Loan, then the Participant shall, on demand of the Participating Lender, promptly return to the Participating Lender any such payments made by the Participating Lender to the Participant in respect of the Participating Interest, with interest on such payments at the rate paid or required to be paid by the Participating Lender if, and only if, the Participating Lender is required to pay interest on such amounts to the person recovering such payments.

(c) Limited Liability. The Participating Lender has no liability to the Participant for payments in respect of the Participating Interest except to the extent that the Participant shall be entitled to receive payments out of amounts actually received by the Participating Lender from, or on behalf of, the Borrower or in respect of the Loan.

4. Loan Documents. The Participating Lender shall hold the executed originals of all of the Loan Documents received by Participating Lender for the benefit of itself and the Participant; provided, however, that for as long as the Note-on-Note is outstanding, the Note-on-Note Lender shall hold the executed originals of all of the Loan Documents. The Participant acknowledges that it has received or viewed online, reviewed and approved copies of the Loan Documents listed in attached Schedule 1.

5. Management of the Loan. (a) Except as otherwise expressly provided herein, the Participating Lender shall have full power and authority to do or perform any act or thing which in the reasonable judgment of the Participating Lender is necessary to enable it to discharge and perform its duties under this Agreement, the Note-on-Note or the Loan Documents (or any other agreement or agreements entered into in connection therewith), or which in the judgment of Participating Lender is necessary or required to preserve and protect the liens and security interests created by the Loan Documents and the priority thereof and the Mortgaged Property (as defined in the Mortgage) and the interest of the Participant, and to do any and all things which it may deem necessary or desirable in connection with the servicing and administration of the Loan in accordance with the Loan Documents and the terms hereof. The Participant shall have no right to deal directly with the Note-on-Note Lender, the Note-on-Note, the Borrower or the Mortgaged Property with respect to any Event of Default (as defined in the Loan Agreement) of the Loan or otherwise, and the Participating Lender shall be the only party entitled to communicate with the Note-on-Note Lender with respect to the Note-on-Note or enforce the Loan, the Loan Documents, or any other such documents against the Borrower. In no event shall the Loan Documents be enforceable fractionally according to Interests or otherwise, but shall be enforceable only as one interest by the Participating Lender on behalf of itself and the Participant.

(b) The consent of the Participant shall be required before Participating Lender may take (or decline to take, as the case may be) any action with respect to the following (the “Required Consents”): (i) reduction in the interest rate of the Loan; (ii) forgive any principal of, or interest on, the Loan; (iii) increase the principal amount of the Loan or Participant’s obligations pursuant to the Note, or any other Loan Document; (iv) extend the maturity date of the Loan or the due date of any payment due under the Note (except as permitted herein or in the other Loan Documents); (v) consent to or accept any cancellation or termination of any Loan Document, or agree to a transfer or termination of any instrument now or hereafter assigned to it as security for the Loan; (vi) release, partially or fully, any collateral given as security for the Loan, except as authorized in the Loan Documents; (vii) release, partially or fully, any party liable on any guaranty or materially amend any guaranty (including, restricting the amount of the right of recovery thereunder); or (viii) any waiver of any default involving the payment of principal or interest which is an Event of Default under the Loan Documents.

(c) If Participating Lender requests the consent of the Participant for any Required Consent, the Participant shall respond and either approve or disapprove definitively in writing to Participating Lender within five (5) business days after written notice from Participating Lender. If the Participant does not so respond, the Participant shall be deemed to have consented and approved the request.

(d) Other than the Required Consents, all decisions relating to the Loan, the Loan Documents, the Mortgaged Property, Borrower and/or the Guarantor and the Note-on-Note shall be made solely by Participating Lender, and the Participant shall be deemed to have consented to any and all such decisions made thereby. The Participant hereby agrees to indemnify Participating Lender against all liability arising from any action taken or caused by the Participant in violation of the rights or authority herein granted to it, other than actions taken by Participating Lender for which Required Consents were required but not received.

6. Enforcement Costs, Capital Calls. Should the Participating Lender be required to contribute costs and expenses for administration of the Loan or contribute capital to protect the Mortgaged Property or enforce rights under the Loan or the Note-on-Note (including, without limitation, attorneys’ fees), the Participant shall, within three (3) business days from demand therefor, contribute its Participant’s Pro Rata Share of the costs and expenses paid or incurred by the Participating Lender in connection herewith. For the avoidance of doubt, for purposes of the preceding sentence, Participant’s Pro Rata Share shall be based on the entirety of the Loan. Any such amount shall be deemed to constitute a portion of the Participating Interest hereunder for all purposes. Participant may elect to fund any amount payable pursuant to this Section 6 from the funds held in the Participant Reserve Account. If the Participant fails to timely fund any amount payable pursuant to Section 2(b) or any other amount Participating Lender deems necessary, in its sole and absolute discretion, to be funded in accordance with this Agreement (the “Default Amount”), then, in addition to other rights and remedies which Participating Lender may have, it shall be entitled to collect interest from the defaulting Participant for the period from (and including) the date on which the payment was due until (but excluding) the date on which the payment is made at the rate of [***] percent ([***]%) per annum or the maximum rate allowed to be charged by law, whichever is lower (the “Participant Default Interest”). If the Participant fails to fund the Default Amount, the Participating Lender may in its sole discretion exercise any combination or all of the following remedies with respect to the Participant’s default, in addition to any other remedy available at law or in equity:

(a) Subordination. The Participating Interest in the Default Amount and in the Loan Documents with respect to such Default Amount and proceeds thereof shall be immediately subordinated to the Interests of the Participating Lender and the Other Participants in the Loan and in the Loan Documents and proceeds thereof, without the necessity of executing any further documents, until such time as the Participant’s failure hereunder is cured;

(b) Withholding. The Participating Lender may, but is not obligated to, withhold or setoff and apply any and all amounts payable to any defaulting Participant pursuant to this Agreement with respect to the Default Amount, in such order of priority as the Participating Lender shall determine in its sole discretion, to reimburse the Participating Lender or any Other Participant for the defaulting Participant’s Pro Rata Share of any costs, expenses or disbursements incurred or made by the Participating Lender or any Other Participant, as the case may be, which the Participant has agreed to pay pursuant to this Agreement; and

(c) Dilution. At the option of the Participating Lender, the Participating Lender may reduce the amount of the Interest held by the defaulting Participant by the amount of such unpaid costs and expenses and increase by like amount the Interest held by Participating Lender and the Other Participants, if any. In such event, the Participating Lender shall provide to such Participant a revised Participation Certificate reflecting the reduced Interest, Participant’s Pro Rata Share and amount.

7. Losses and Liabilities. The Participant shall bear the Participant’s Pro Rata Share of any losses incurred in connection with the Loan except to the extent such losses directly result from the gross negligence or willful misconduct of Participating Lender in connection with the servicing of the Loan.

8. Foreclosure Proceedings. (a) Subject to the terms of the Note-on-Note Documents (as hereinafter defined), upon the occurrence of any Event of Default, Participating Lender may declare the Loan indebtedness immediately due and payable and may bring any actions or proceedings for the enforcement of any and all rights and remedies under the Loan Documents and applicable law against Borrower or any other parties liable on the Loan, or against any security held for the Loan. Subject to the terms of the Note-on-Note Documents, the Participant acknowledges and agrees that Participating Lender has the power and authority to execute and deliver notices of default to the Borrower as provided for in the Loan Documents. Participating Lender agrees to deliver to the Participant a copy of any notice(s) of default (or otherwise) sent to Borrower, promptly following the giving of such notice.

(b) Subject to the terms of the Note-on-Note Documents, if there shall be a foreclosure sale of all or a portion of the Mortgaged Property, Participating Lender shall have the right to credit bid for such amount as Participating Lender shall deem appropriate, in its reasonable discretion, up to the total indebtedness secured by the Loan Documents.

(c) Upon completion of a foreclosure sale and the conveyance of the Mortgaged Property to the highest bidder, Participating Lender shall render an accounting for monies received and monies expended in connection with the Loan including without limitation, expenses of foreclosure. Subject to Section 20 hereof, if the highest bidder shall be someone other than Participating Lender, then, promptly following receipt from the highest bidder of the amount of the bid, Participating Lender will remit Participant’s Pro Rata Share of the net amount received from the foreclosure sale, which amount shall exclude all expenses incurred by Participating Lender for which the Participant has not paid its Participant’s Pro Rata Share, any Participant Default Interest, and the Underwriting Fee. Subject to the terms of the Note-on-Note Documents, if the highest bidder shall be Participating Lender, then Participating Lender will cause to be executed, delivered and recorded any conveyance documents to transfer such Mortgaged Property to Participating Lender or its nominee as soon as practicable, and title thereto shall be held as nominee for the pro rata benefit of Participating Lender and the Participant. In the event that any of the Mortgaged Property is so conveyed/transferred to Participating Lender or its nominee, Participating Lender and its nominee (if any) and the Participant waive all statutory or common law rights or other similar rights and remedies of partition with respect to such Mortgaged Property. If the highest bidder shall be Participating Lender, then this Agreement shall continue in full force and effect during such ownership of the Mortgaged Property and this Agreement shall govern the rights and obligations of the parties in connection with such ownership.

(d) If Participating Lender or its nominee acquires the Mortgaged Property by foreclosure or otherwise, Participant’s consent (which shall not be unreasonably withheld, conditioned or delayed) shall be required with respect to the sale of any portion of the Mortgaged Property, unless the Mortgaged Property is sold for a cash price equal to or greater than one hundred percent (100%) of the sum of (i) the outstanding principal balance of the Loan immediately prior to the time Participating Lender acquired the Mortgaged Property, and (ii) expenditures made by Participating Lender and Participant in collection, foreclosure and following such acquisition of title as reasonably determined by Participating Lender with respect to any portion of the Mortgaged Property. Subject to the preceding sentence, Participant agrees to promptly execute and deliver to Participating Lender all documents which Participating Lender may reasonably request to enable or facilitate the exercise of such rights with respect to the Mortgaged Property and to effect a disposition thereof.

(e) The provisions of this Section 8 are subject to the rights of Note-on-Note Lender under the Note-on-Note Documents.

9. No Representations by the Lender. The Participant acknowledges and agrees that the Participating Lender has not made any representations or warranties, express or implied, with respect to any aspect of the Loan, including without limitation: (a) the existing or future solvency or financial condition or responsibility of the Borrower or Guarantor; (b) the payment or collectability of the Loan, or the value of any security therefor; (c) the validity, genuineness, enforceability or legal effect of the Loan Documents, or the title insurance policies; (d) the validity or effectiveness of the lien created by the Loan Documents; (e) any representation or warranty made by the Borrower; (f) the accuracy, completeness or sufficiency of any information provided by the Borrower; (g) the compliance by the Borrower or Guarantor with any applicable federal or state or other applicable laws or regulations; or (h) any other matter relating to, or information or certificates given or to be given by the Borrower or any other party in connection with the Mortgaged Property, the Loan, this Agreement or the Note-on-Note. The Participant acknowledges that any information in connection with the Loan provided by Participating Lender to the Participant is solely for informational purposes and Participating Lender does not affirm the accuracy or completeness of any information contained therein.

10. Representations by the Participant. The Participant hereby represents and warrants to the Participating Lender that (a) if applicable, it is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement; (b) it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D; (c) it is acquiring the Participating Interest for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws; (d) it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Participating Interest; (e) its advisors, if any, have been furnished with all materials relating to the Loan and Loan Documents, expressing certain facts and opinions regarding the Mortgaged Property in particular and the investment opportunity in general; and (f) it is a sophisticated investor with substantial investment experience in non-standard and so-called “alternative” investments, and understands that its investment in the Participating Interest involves a considerable degree of risk.

11. Independent Investigation. The Participant has made or caused to be made (and will continue to make during the term of this Agreement) such independent investigation of the Mortgaged Property, the Borrower and its creditworthiness, and all other matters affecting the Participant’s judgment to acquire the Participating Interest as the Participant has deemed necessary. The Participant acknowledges that notwithstanding the fact that the Participating Lender provided the Participant with information expressing certain facts and opinions regarding the Mortgaged Property in particular and the investment opportunity in general, that the Participating Lender has made no representations or warranties, oral or written, upon which the Participants have relied or are entitled to rely, and the Participant has not relied in any manner upon any such materials which may have been made available to the Participant by the Participating Lender or upon any judgment, determination or statements of the Participating Lender in entering into this Agreement or acquiring the Participating Interest in the Loan. THE PARTICIPANT AGREES THAT IT IS A SOPHISTICATED INVESTOR WITH SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS AS TO BE ABLE TO EVALUATE THE MERITS AND RISKS OF THE PARTICIPATING INTEREST AND THAT THE PARTICIPANT IS ABLE TO AND MUST BEAR THE ECONOMIC RISK OF THE INVESTMENT IN THE PARTICIPATING INTEREST IN THE LOAN.

12. Withholding Taxes. The Participant represents that it is entitled to receive any payments hereunder without the withholding of any tax and will furnish to the Participating Lender such forms, certifications, statements and other documents as the Participating Lender may request from time to time to evidence the Participant’s exemption from the withholding of any tax imposed by any jurisdiction or to enable the Participating Lender to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if the Participant is not created or organized under the laws of the United States or any state thereof, then the Participant represents that it is engaged in the conduct of a business within the United States and that the payments made hereunder are or are reasonably expected to be effectively connected with the conduct of that trade or business and are or would be included in its gross income or, if the Participant is not engaged in a U.S. trade or business with which such payments are effectively connected, that the Participant is entitled to the benefits of a tax convention or treaty which exempts the income from U.S. withholding tax and that the Participant has satisfied all requirements to qualify for the exemption from tax. The Participant agrees that it will, immediately upon the request of the Participating Lender, furnish to the Participating Lender Form W-8BEN of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by the Participant as evidence of the Participant’s exemption from the withholding of U.S. tax with respect thereto. If the Participant determines that, as a result of any change in applicable law, regulation, or treaty or in any official application or interpretation thereof, the Participant ceases to qualify for exemption from any tax imposed by any jurisdiction with respect to payments made hereunder, then the Participant shall promptly notify the Participating Lender of such fact and the Participating Lender may withhold the amount of any such applicable tax from amounts paid to the Participant hereunder. The Participating Lender shall not be obligated to make any payments hereunder to the Participant in respect of the Participating Interest until the Participant has furnished to the Participating Lender the requested form, certification, statement or document and may withhold the amount of any such applicable tax from amounts paid to the Participant hereunder. The Participant shall reimburse and indemnify the Participating Lender for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed upon, incurred by or asserted against the Participating Lender due to its reliance upon the representation made hereunder that the Participant is exempt from the withholding of tax. Unless the Participating Lender receives written notice to the contrary, the Participant shall be deemed to have made the representations contained herein in each subsequent tax year of the Participant.

13. Assignments, Sub-Participations, and Derivative Interests. The Participant shall not directly or indirectly sell, assign, transfer or encumber the Participating Interest, or any part thereof, without the prior written consent of the Participating Lender which may be withheld by Participating Lender in its sole and absolute discretion.

14. Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been properly delivered if delivered by hand to the party to whose attention it is directed, or if sent by express courier service or electronic mail addressed, in the case of the Participant, to the Participant’s address as set forth in Exhibit A attached hereto, and in the case of the Participating Lender, to the following address:

c/o Lorimer Capital, L.P.

41 Madison Avenue, Suite 3122

New York, New York 10010

Attn: Evan Bell

E-mail: [***]

with a copy to:

Sills Cummis & Gross P.C.

One Riverfront Plaza

Newark, New Jersey 07102

Attn: Mark Levenson

E-mail: [***]

or to such other address as the party to be served with notice may furnish in accordance with the terms of this Agreement to the party seeking or desiring to serve notice as a place for the service of notice. Notices shall be deemed effective (a) when delivered if delivered by hand, (b) upon acknowledgement of receipt, if sent by electronic mail (read delivery receipt requested), or (c) on the next business day after delivery to any express courier service.

15. Miscellaneous. No modification, amendment or change to this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, amendment or change is sought (it being understood that bona fide electronic communications may constitute a writing and/or a signature). This Agreement contains the entire agreement between the parties relating to the transaction contemplated hereby, and all prior or contemporaneous agreements, understandings and statements, oral or written, are merged herein. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. For so long as the Note-on-Note is outstanding, no modification, amendment or change to this Agreement shall be made without the prior written consent of the Note-on-Note Lender.

16. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same single agreement. Execution and delivery of this Agreement by delivery of a facsimile or electronic transmission (including a .pdf file or by using DocuSign or another similar electronic platform) bearing a copy of the signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such copies shall constitute enforceable original documents having the same legal effect as delivery of an original manually executed counterpart of this Agreement. No party hereto shall raise the use of a facsimile, ..pdf file e-mail, DocuSign transmission or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile, .pdf file e-mail, DocuSign transmission or other electronic transmission as a defense to the formation of a legal, valid and binding contractual obligation and each party hereto forever waives any such defense.

17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, with venue resting exclusively in the Federal and New York State courts located in New York County, New York. EACH OF THE PARTIES AGREE TO A WAIVER OF JURY TRIAL IN ALL RESPECTS IN CONNECTION WITH THIS TRANSACTION.

18. Additional Participations. Subject to Section 20 below, Participating Lender may sell one or more additional participating interests in the Loan to Other Participants so long as: (a) Participating Lender retains control of the administration of the Loan (including, without limitation, the right to collect amounts owed by Borrower or any guarantor, monitor the Loan in general); and (b) Participating Lender does not grant such Other Participant an interest in the Loan or in any portion of the Mortgaged Property which would be prior or superior to the rights of Participant regarding the distribution and application of payment.

19. No Partnership. The parties hereto do not intend by this Agreement to create a partnership, joint venture or other separate entity for federal or state law purposes, but merely to set forth the terms and conditions upon which each of them shall hold their respective Interest. The Participant hereby agrees to elect to be excluded from the provisions of Subchapter K of Chapter 1 of the Internal Revenue Code of 1986, as amended, (the “Code”), with respect to their Interest. Participant hereby covenants and agrees that it shall report in Participant’s respective federal and state income tax returns respective portion of items of income, deduction, loss and credit which result from holding the Participant’s Interest in a manner consistent with the treatment of the co-ownership of a negotiable instrument (and not as a partnership) for federal and applicable state tax purposes. Participant hereby agrees to indemnify, protect, defend and hold the Participating Lender free and harmless from all costs, liabilities, tax consequences and expenses, including, without limitation, attorneys’ fees, which may result from Participant notifying the IRS in violation of this Agreement or otherwise taking a contrary position with respect to the IRS. No party shall hold itself out as or represent to a third party that it is a partner with respect to the other. Except as expressly provided herein, no party is authorized to act as agent for, to act on behalf of, or to do any act that will bind any other or to incur any obligations with respect to the subject matter hereof.

20. Note-on-Note Lender Provisions. So long as the Note-on-Note remains outstanding, the Participating Lender’s and Participant’s interest in the Loan, including the participation interests being sold hereby, shall be subject and subordinate to (i) the security interest created in favor of the Note-on-Note Lender by those certain documents, instruments and/or agreements which evidence and/or secure the Note-on-Note (collectively, the “Note-on-Note Documents”), (ii) all of the terms and conditions of the Note-on-Note Documents and Note-on-Note Lender’s other rights under the Note-on-Note Documents, and (iii) all rights of the Note-on-Note Lender to payment under the Note-on-Note Documents. Amounts payable to the Participating Lender and Participants hereunder shall be paid only out of amounts that the Participating Lender is permitted to receive and retain with respect to such Note-on-Note Documents and only after all payments then due to Note-on-Note Lender have been paid in full. In furtherance of the foregoing, Participating Lender and each Participant also agree as follows:

(a) All payments to Participating Lender and to Participant on account of Participant’s share of interest or any other amount due hereunder will be net of payments due to the Note-on-Note Lender (even if there is a timing difference between when the underlying interest on the Loan is paid and when payment to the Note-on-Note Lender is due).

(b) Any payment received by Participating Lender or any Participant which is not permitted hereunder or under the Note-on-Note Documents shall be deemed received in trust for the Note-on-Note Lender and shall be immediately paid to the Note-on-Note Lender (with any necessary endorsements).

(c) The Note-on-Note Lender has no duties or obligations whatsoever, of any kind of nature, to the Participants, it being understood, however, that the foregoing shall not be deemed a waiver of Participating Lender’s rights and entitlements under the Note-on-Note Documents or otherwise against Note-on-Note Lender.

(d) Each Participant hereby waives and releases any and all claims it has or may have or may have in the future against the Note-on-Note Lender, its successors and/or assigns, it being acknowledged that no Participant shall assert or make any claim or counterclaim against the Note-on-Note Lender, its successors and/or assigns, it being understood, however, that the foregoing shall not be deemed a waiver of Participating Lender’s claims or counterclaims under the Note-on-Note Documents or otherwise against Note-on-Note Lender, and Participating Lender shall enforce all such claims or counterclaims under the Note-on-Note Documents.

(e) Each Participant hereby grants Participating Lender full authority to execute and deliver to Note-on-Note Lender the Note-on-Note Documents including, without limitation, all assignments of the Loan and Loan Documents representing or relating to each Participant’s interest in the Loan and Loan Documents.

(f) Each Participant acknowledges and agrees that (i) it is not a third-party beneficiary under the Note-on-Note Documents or any other documents executed or delivered in connection with the Note-on-Note, and (ii) Note-on-Note Lender is an intended third-party beneficiary of this Section 20 and shall be entitled to specifically enforce this Agreement.

(g) In the event of any inconsistency between any provision of this Section 20 and any other provision of this Agreement, the provision of this Section 20 shall govern and control.

(h) In the event of any inconsistency between any provision of this Agreement and any provision of the Note-on-Note Documents, the provision of the Note-on-Note Documents shall control.

(i) In the event Note-on-Note Lender enforces its rights under the Note-on-Note Documents and all rights, title and interest of Participating Lender in and to the Loan Documents are assigned or otherwise transferred to Note-on-Note Lender or its designee (the “Enforcement Action”), this Agreement and all rights, title and interest that Participant has, or may have, with respect to the Loan, the Mortgaged Property and/or the Participating Interest shall immediately terminate without any further notice or consideration to Participant, and shall be of no further force or effect. PARTICIPANT HEREBY ACKNOWLEDGES AND AGREES THAT UPON THE CONSUMMATION OF AN ENFORCEMENT ACTION, PARTICIPANT SHALL HAVE NO FURTHER RIGHTS, TITLE OR INTEREST WITH RESPECT TO THE LOAN OR THE PARTICIPATING INTEREST, INCLUDING WITHOUT LIMITATION, THE RIGHT TO RECEIVE ANY PAYMENTS OR OTHER AMOUNTS WITH RESPECT TO THE LOAN. Upon the consummation of an enforcement action, each Participant hereby waives and releases any and all claims it has or may have or may have in the future against the Note-on-Note Lender, its successors and/or assigns with respect to the Loan, the Mortgaged Property, this Agreement and the Note-on-Note.

21. Portfolio Interest Exemption.

(a) The Participating Lender and the Participant acknowledge and agree that the Loan is intended to qualify for the “portfolio interest exemption” under Sections 871(h) and 881(c) of the U.S. Internal Revenue Code of 1986, as amended. The parties understand that, as of the date hereof, the Loan is structured to meet the applicable requirements, including that (a) interest is not contingent, (b) the Lender (with respect to the Participant’s interest) is not a bank for this purpose, (c) the interest is secured by a recorded mortgage, (d) no Participant equity holder owns 10% or more of the Borrower’s voting stock, directly or indirectly and (e) no Participant is a controlled foreign corporation that is related to Borrower.

(b) Each party shall cooperate in good faith and use commercially reasonable efforts to maintain such qualification, including by providing any tax forms or other documentation reasonably necessary to claim the exemption (including IRS Form W-8BEN or W-8BEN-E, as applicable). The Participating Lender shall be responsible for administering and documenting the Loan in a manner intended to maintain such qualification. Neither party shall be liable for any failure to secure or maintain such exemption except to the extent such failure results from its own breach of this clause or failure to provide accurate and complete required documentation.

22. Participation Registry. The Participating Lender shall maintain a registry within the meaning of US Treasury Regulation Section 5(f).103-1(c) (the “Participant Register”), in which it will record the names and addresses of, and wire transfer instructions for, each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loan or other obligations under the Loan Documents, from time to time, to the extent such information is provided in writing to it by the Participants, provided that Participating Lender shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to the Participant’s interest in the Loan or other obligations under the Loan Documents) to any Person except to the extent that such disclosure is necessary to establish that such Loan or the other obligation is in registered form under 5(f). 103-1(c) of the United States Treasury Regulations. Any transfer of a participation interest by a Participant shall be recorded on such Participant Register. The entries in the Participant Register shall be conclusive absent manifest error, and Participating Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized signatories as of the day and year first written above.

PARTICIPATING LENDER:

A&P SENIOR INVESTORS, L.P.,

a New York limited partnership

By:	/s/ Evan Bell
Name:	Evan Bell
Title:	Authorized Signatory

PARTICIPANT:

ORAMED PHARMACEUTICALS, INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	Authorized Signatory

By:	/s/ Avi Gabay
Name:	Avi Gabay
Title:	Authorized Signatory

SCHEDULE 1

[Loan Documents]

Sent via email to Participant

1. Loan Agreement

2. Mortgage Note

3. Mortgage and Security Agreement

4. Absolute Assignment of Leases and Rents

5. Environmental Indemnity Agreement

6. Indemnity Agreement (Carve-Out Events for Non-Recourse Loans)

7. Guaranty of Completion

8. Guaranty of Carry Obligations

9. Guaranty and Suretyship Agreement (Limited)

10. Pledge Agreement

11. Assignment of Contracts, Licenses and Permits

12. Assignment Subordination of Management Agreement

13. Borrower & Guarantor’s/Indemnitor’s Certificate of No Material Changes

14. UCC Financing Statements naming Borrower as debtor to be filed in Hudson County, New Jersey and the New Jersey Department of Revenue and Enterprise Services

15. UCC Financing Statement naming Warren at Bay Pledgor LLC as debtor to be filed with the Delaware Secretary of State

EXHIBIT A TO PARTICIPATION AGREEMENT

[Participant Information]

between

A&P Senior Investors, L.P., a New York limited partnership

and the Participant named below

Participant’s Name and Address:

Oramed Pharmaceuticals, Inc.

1185 Avenue of the Americas

New York, New York

Attention: Nadav Kidron and Avi Gabay

Participant’s Pro Rata Share of the Loan and the Purchase Price:

[***]% of the Loan and Purchase Price of $3,000,000.00

Today’s Date: May 13, 2026

EXHIBIT B TO PARTICIPATION AGREEMENT

[Form of Participation Certificate]

DATE: Dated as of May 13, 2026

BORROWER: Warren at Bay LLC

LOAN AMOUNT:       Up to $[***]

DATE OF LOAN:        Dated as of May 13, 2026

LOAN MATURITY DATE:     May 13, 2029

EXTENDED MATURITY DATE:     May 13, 2030

SECOND EXTENDED MATURITY DATE:     May 13, 2031

THE UNDERSIGNED HEREBY ACKNOWLEDGES ORAMED PHARMACEUTICALS, INC., (“PARTICIPANT”) AS THE HOLDER OF THE PARTICIPATING INTEREST (AS DEFINED IN THE PARTICIPATION AGREEMENT DATED AS OF MAY 13, 2026 BETWEEN PARTICIPANT AND PARTICIPATING LENDER (“PARTICIPATION AGREEMENT”)), AND HEREBY CONFIRMS THAT PARTICIPATING LENDER HAS SOLD, TRANSFERRED AND CONVEYED TO PARTICIPANT, AND THAT PARTICIPANT HAS PURCHASED FROM PARTICIPATING LENDER, WITHOUT RECOURSE, A SUCH PARTICIPATING INTEREST IN AND TO THE LOAN TO BORROWER DESCRIBED ABOVE UPON THE TERMS AND CONDITIONS SET FORTH IN THE PARTICIPATION AGREEMENT AND TO THE EXTENT OF THE PARTICIPATION PERCENTAGE AND UPON THE TERMS SET FORTH BELOW:

PURCHASE PRICE:    $3,000,000.00

PARTICIPANT’S SHARE:    [***]%

EFFECTIVE DATE:    As of May 13, 2026

PARTICIPATING LENDER:

A&P SENIOR INVESTORS, L.P.,

a New York limited partnership

By:	/s/ Evan Bell
Name:	Evan Bell
Title:	Authorized Signatory

EXHIBIT C TO PARTICIPATION AGREEMENT

[Participating Lender’s Payment Instructions]

[***]

EXHIBIT D TO PARTICIPATION AGREEMENT

[Participant’s Payment Instructions]

[***]